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               CONSENT OF INDEPENDENT ACCOUNTANTS







    We consent to the incorporation by reference in the Registration Statements of Gilbert Associates, Inc. on Form S-8 (File Nos. 2-91939, 2-91940, 33-11693, 33-15289, 33-32288, 33-
37792, 33-37793, 33-37795, 33-43112, 33-43113, 33-44939 and 33-
71242) of our reports dated February 4, 1994 on our audits of the consolidated financial statements and financial statement schedules of Gilbert Associates, Inc. and subsidiaries as of December 31, 1993 and January 1, 1993 and for each of the three years in the period ended December 31, 1993, which reports are included in this Annual Report on form 10-K.



                                  COOPERS & LYBRAND





2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 28, 1994